LIMITED POWER OF ATTORNEY

The undersigned hereby constitutes and appoints James C. Snyder, Jr., Jacob J.
Modla and Michael P. Mullican, each an employee of Family Dollar Stores, Inc.
(the "Company") or certain of its subsidiaries, the undersigned's true and lawful attorney-in-fact to undertake the following activities, acting individually and not collectively:
(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an Executive Officer and/or Director of the Company, Forms 3, 4, and 5 in
accordance with Section 16(a) of the Securities Exchange Act of 1934, and the
rules thereunder, and Forms 144 in accordance with Rule 144 of the Securities
Act of 1933;
(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or
144, or any amendments thereto, and timely file such form with the United States
Securities and Exchange Commission, the New York Stock Exchange and any other similar authority; and
(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that it is the undersigned's responsibility to comply with Section 16 of the Securities Exchange Act of 1934 and Rule 144 of the Securities Act of 1933, and that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in Common Stock of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 19th day of December, 2009.

Signature:  /s/ George R. Mahoney, Jr.
Print Name:     George R. Mahoney, Jr.